Exhibit 99.1

EQUITY BANCSHARES, INC.

PRESS RELEASE – 08/04/2023

Equity Bancshares, Inc. Announces Promotion of Chris Navratil to Chief Financial Officer and Departure of Eric Newell

Wichita-based holding company elevates current Bank CFO to principal accounting and financial officer

WICHITA, Kansas, August 4, 2023 – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “we”, “us”, “our”, the “Company”), the Wichita-based holding company of Equity Bank (the “Bank”), announced the promotion of Chris M. Navratil to Chief Financial Officer (“CFO”) of Equity Bancshares, Inc., and announced Eric R. Newell’s decision to resign from his position as Chief Financial Officer.

“Our Company considers entrepreneurial spirit one of our founding principles and core values,” said Brad S. Elliott, Chairman and Chief Executive Officer of Equity. “As a result, we’re a home to innovative thinkers, leaders, and doers who can make an impact quickly and leave lasting results. We pride ourselves on recruiting and developing outstanding leaders. In this case, we’re fortunate to appoint Chris and leverage his strong financial acumen, leadership, and experience.”

Mr. Navratil joined Equity Bank in 2019 as a senior vice president and was named CFO of the Bank in December 2022. During his time at Equity, Mr. Navratil has led the Bank’s financial strategy, planning, and reporting functions, including balance sheet strategy and liquidity management. Mr. Navratil has also served as Equity’s Investor Relations Officer. Before joining Equity, Mr. Navratil spent seven years with Crowe LLP in Chicago, Illinois, within the Financial Institution Audit Practice. Mr. Navratil resides in Wichita and received his Master’s degree in Accounting from Northern Illinois University.

Mr. Newell joined Equity as CFO in June of 2020. He will retain responsibility for and leadership of Equity’s financial reporting and accounting teams concluding with the filing of Equity’s Second Quarter Form 10-Q to the Securities and Exchange Commission. He will then work through September 20, 2023 to assist in the transition of duties and responsibilities to Mr. Navratil.

“Our Company is very fortunate to be a home for top talent within the banking industry, who are afforded the opportunity to build lasting relationships with customers, team members, and shareholders,” said Mr. Elliott. “Eric accomplished a great deal during his time at Equity helping us build our Company, culture, and teams. He serves as an example of how we build and encourage entrepreneurial leaders to deliver for our investors, customers, and colleagues.”

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on The New York Stock Exchange under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results

EQUITY BANCSHARES, INC.

PRESS RELEASE – 08/04/2023

expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Media Contact:

John J. Hanley

Chief Marketing Officer

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Investor Contact:

Brian Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bancshares, Inc.

(316) 858-3128

bkatzfey@equitybank.com